Exhibit 99.1

FOR IMMEDIATE RELEASE

ANNALY CAPITAL MANAGEMENT, INC. REPORTS 3rd QUARTER 2014 RESULTS

●	GAAP net income of $354.9 million, $0.36 earnings per common share
●	Core earnings of $308.6 million, $0.31 earnings per common share
●	Strong capital position with capital ratio of 15.0% and leverage of 5.4:1
●	Net interest margin of 1.61%, up from 1.57% in prior quarter
●	Common stock book value of $12.87

New York, New York–November 5, 2014–Annaly Capital Management, Inc. (NYSE: NLY) today announced its financial results for the quarter ended September 30, 2014.

Financial Performance

GAAP net income for the quarter ended September 30, 2014 was $354.9 million, or $0.36 per average common share, compared to a GAAP net loss of $335.5 million, or $0.37 per average common share, for the quarter ended June 30, 2014, and GAAP net income of $192.5 million, or $0.18 per average common share, for the quarter ended September 30, 2013. The increase in net income from the quarter ended June 30, 2014 to the quarter ended September 30, 2014 was primarily attributable to net losses on terminations of interest rate swaps incurred in the prior quarter, partially offset by lower unrealized gains on swaps for the current quarter. The increase from the quarter ended September 30, 2013 to the quarter ended September 30, 2014 was largely driven by higher unrealized gains on interest rate swaps and lower realized losses on interest rate swaps during the current quarter. Core earnings for the quarter ended September 30, 2014 was $308.6 million, or $0.31 per average common share, compared to $300.4 million, or $0.30 per average common share, for the quarter ended June 30, 2014, and $282.3 million, or $0.28 per average common share, for the quarter ended September 30, 2013. "Core earnings" represents a non-GAAP measure and is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net gains and losses on trading assets, impairment losses, and certain other non-recurring gains or losses.

Net interest margin for the quarters ended September 30, 2014, June 30, 2014 and September 30, 2013 was 1.61%, 1.57% and 1.34%, respectively. Net interest margin represents the Company’s annualized economic net interest income, inclusive of interest expense on interest rate swaps, divided by its average interest-earning assets.  For the quarter ended September 30, 2014, the average yield on interest earning assets was 2.99% and the average cost of interest bearing liabilities, including the net interest payments on interest rate swaps, was 1.64%, which resulted in a net interest spread of 1.35%.  Our average yield on interest earning assets decreased for the quarter ended September 30, 2014 when compared to the quarter ended June 30, 2014 as a result of higher amortization expense in the current quarter driven by faster prepayment speeds experienced quarter over quarter due to loan seasonality. Our average cost of interest bearing liabilities decreased for the quarter ended September 30, 2014 when compared to the quarter ended June 30, 2014 due to interest rate swap unwinds throughout the prior quarter.

Wellington J. Denahan, Chairman and Chief Executive Officer of Annaly, commented on the Company’s results. “We welcome the end of Quantitative Easing and look forward to the opportunities it presents as the mortgage market begins to adjust to fewer direct policy impacts on fundamentals.  We expect the market to endure higher levels of volatility but remain comfortable in our continued ability to deliver attractive relative returns.”

Asset Portfolio

Investment Securities, which are comprised of Agency mortgage-backed securities and Agency debentures, were $82.8 billion at September 30, 2014, compared to $82.4 billion at June 30, 2014 and $83.0 billion at September 30, 2013.  As of September 30, 2014, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and debentures.  Fixed-rate Agency mortgage-backed securities and debentures comprised 95% of the Company’s Investment Securities portfolio at September 30, 2014.  Adjustable-rate Agency mortgage-backed securities and debentures comprised 5% of the Company’s Investment Securities portfolio.  During the quarter ended September 30, 2014, the Company disposed of $4.2 billion of Investment Securities, resulting in a realized gain of $4.7 million.  During the quarter ended June 30, 2014, the Company disposed of $6.1 billion of Investment Securities, resulting in a realized gain of $5.9 million.  During the quarter ended September 30, 2013, the Company disposed of $13.0 billion of Investment Securities, resulting in a realized gain of $43.6 million.

The Constant Prepayment Rate for the quarters ended September 30, 2014, June 30, 2014, and September 30, 2013, was 9%, 7% and 13%, respectively.  The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended September 30, 2014, June 30, 2014, and September 30, 2013, was $197.7 million, $149.6 million, and $201.9 million, respectively.  The total net premium balance on Investment Securities at September 30, 2014, June 30, 2014, and September 30, 2013, was $5.5 billion, $5.4 billion, and $4.7 billion, respectively. The weighted average amortized cost basis of the Company’s non-interest-only Investment Securities at September 30, 2014, June 30, 2014, and September 30, 2013, was 105.4%, 105.5%, and 104.7%, respectively. The weighted average amortized cost basis of the Company’s interest-only Investment Securities at September 30, 2014, June 30, 2014, and June 30, 2013, was 15.2%, 15.1%, and 13.8%, respectively.

The Company’s commercial investment portfolio consists of commercial real estate investments and corporate debt. Commercial real estate debt and preferred equity, including securitized loans, totaled $1.6 billion and investments in commercial real estate totaled $73.8 million at September 30, 2014. Commercial real estate debt and preferred equity, including securitized loans, totaled $1.6 billion and investments in commercial real estate totaled $74.4 million at June 30, 2014.  The commercial investment portfolio, net of financing, represented 11% of stockholders’ equity at September 30, 2014, compared to 11% at June 30, 2014. The weighted average yield on commercial real estate debt and preferred equity as of September 30, 2014, June 30, 2014, and September 30, 2013, was 9.23%, 8.93% and 9.71%, respectively. The weighted average levered equity yield on investments in commercial real estate, excluding real estate held-for-sale, as of September 30, 2014, June 30, 2014, and September 30, 2013, was 8.33%, 9.23% and 14.13%, respectively.

Capital and Funding

At September 30, 2014, total stockholders’ equity was $13.1 billion. Leverage at September 30, 2014, June 30, 2014, and September 30, 2013, was 5.4:1, 5.3:1 and 5.4:1, respectively.  Leverage includes repurchase agreements, Convertible Senior Notes, securitized debt, loan participation and mortgages payable. Securitized debt, loan participation and mortgages payable are non-recourse to the Company.  At September 30, 2014, June 30, 2014, and September 30, 2013, the Company’s capital ratio, which represents the ratio of stockholders’ equity to total assets, was 15.0%, 15.4%, and 13.9%, respectively.  At September 30, 2014, June 30, 2014, and September 30, 2013, the Company’s net capital ratio was 15.0%, 15.4%, and 14.8%, respectively. The Company’s net capital ratio takes into account the net balances of its U.S Treasury securities and U.S Treasury securities sold, not yet purchased, reverse repurchase agreements and repurchase agreements, and securities borrowed and securities loaned.  On a GAAP basis, the Company produced an annualized return (loss) on average equity for the quarters ended September 30, 2014, June 30, 2014, and September 30, 2013 of 10.69%, (10.32%), and 5.87%, respectively. On a Core earnings basis, the Company provided an annualized return on average equity for the quarters ended September 30, 2014, June 30, 2014, and September 30, 2013, of 9.30%, 9.24%, and 8.62%, respectively.

At September 30, 2014, June 30, 2014, and September 30, 2013 the Company had outstanding $69.6 billion, $70.4 billion, and $69.2 billion of repurchase agreements, respectively, with weighted average remaining maturities of 159 days, 173 days, and 200 days, respectively, and with weighted average borrowing rates of 1.61%, 1.59%, and 2.02%, respectively, after giving effect to the Company’s interest rate swaps.

At September 30, 2014, June 30, 2014, and September 30, 2013, the Company had a common stock book value per share of $12.87, $13.23 and $12.70, respectively.

The following table presents the principal balance and weighted average rate of repurchase agreements by maturity at September 30, 2014:

Maturity	Principal Balance	Weighted Average Rate
	(dollars in thousands)
Within 30 days	$20,641,847	0.28%
30 to 59 days	14,241,967	0.37%
60 to 89 days	2,871,206	0.38%
90 to 119 days	10,548,578	0.37%
Over 120 days(1)	21,307,124	1.14%
Total	$69,610,722	0.58%

(1)	Approximately 12% of the total repurchase agreements have a remaining maturity over 1 year.

Hedge Portfolio

At September 30, 2014, the Company had outstanding interest rate swaps with a net notional amount of $31.5 billion and interest rate swaptions with a net notional amount of $1.9 billion, representing 48% of the Company’s repurchase agreements. Interest rate swaps and swaptions represented 48% of the Company’s repurchase agreements at June 30, 2014 and 85% of the Company’s repurchase agreements at September 30, 2013.  Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss).  The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds.  Since the Company pays a fixed rate and receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a cost of financing.  As of September 30, 2014, the swap portfolio, excluding forward starting swaps, had a weighted average pay rate of 2.48%, a weighted average receive rate of 0.21% and weighted average maturity of 8.61 years.

At September 30, 2014, the Company had entered into interest rate swaptions with a net notional amount of $1.9 billion. Changes in the unrealized gains or losses on the interest rate swaptions are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss).  The interest rate swaptions provide the Company with the option to enter into an interest rate swap agreement for a specified notional amount, duration, and pay and receive rates.  As of September 30, 2014, the long swaption portfolio had a weighted average pay rate of 3.13% and weighted average maturity of 4.82 months. As of September 30, 2014, there were no short swaption positions.

The following table summarizes certain characteristics of the Company’s interest rate swaps at September 30, 2014:

Maturity	Current Notional (1)	Weighted Average Pay Rate (2) (3)	Weighted Average Receive Rate (2)	Weighted Average Years to Maturity (2)
(dollars in thousands)
0 - 3 years	$2,202,522	1.47%	0.16%	2.84
3 - 6 years	11,013,000	2.06%	0.22%	5.34
6 - 10 years	13,204,000	2.65%	0.22%	8.71
Greater than 10 years	5,051,800	3.58%	0.19%	19.78
Total / Weighted Average	$31,471,322	2.48%	0.21%	8.61

(1)	Notional amount includes $0.8 billion in forward starting pay fixed swaps.
(2)	Excludes forward starting swaps.
(3)	Weighted average fixed rate on forward starting pay fixed swaps was 3.24%.

The following table summarizes certain characteristics of the Company’s interest rate swaptions at September 30, 2014:

	Current Underlying Notional	Weighted Average Underlying Pay Rate	Weighted Average Underlying Receive Rate	Weighted Average Underlying Years to Maturity	Weighted Average Months to Expiration
	(dollars in thousands)
Long	$1,900,000	3.13%	3M LIBOR	10.02	4.82
Short	-	-	-	-	-

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended September 30, 2014, June 30, 2014, and September 30, 2013:

	September 30, 2014	June 30, 2014	September 30, 2013
Portfolio Related Metrics:
Fixed-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	95%	95%	91%
Adjustable-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	5%	5%	9%
Weighted average yield on commercial real estate debt and preferred equity at period-end	9.23%	8.93%	9.71%
Weighted average net equity yield on investments in commercial real estate at period-end (1)	8.33%	9.23%	14.13%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	159	173	200
Notional amount of interest rate swaps and swaptions as a percentage of repurchase agreements	48%	48%	85%
Weighted average pay rate on interest rate swaps at period-end (2)	2.48%	2.48%	2.06%
Weighted average receive rate on interest rate swaps at period-end (2)	0.21%	0.21%	0.21%
Weighted average net rate on interest rate swaps at period-end (2)	2.27%	2.27%	1.85%
Leverage at period-end (3)	5.4:1	5.3:1	5.4:1
Capital ratio at period end	15.0%	15.4%	13.9%
Net capital ratio at period end	15.0%	15.4%	14.8%

Performance Related Metrics:
Net interest margin (4)	1.61%	1.57%	1.34%
Average yield on interest earning assets (5)	2.99%	3.20%	2.88%
Average cost of interest bearing liabilities (6)	1.64%	1.94%	1.81%
Net interest spread	1.35%	1.26%	1.07%
Annualized return (loss) on average equity	10.69%	(10.32%)	5.87%
Annualized Core return on average equity	9.30%	9.24%	8.62%
Common dividend declared during the quarter	$0.30	$0.30	$0.35
Book value per common share	$12.87	$13.23	$12.70

(1)	Excludes real estate held-for-sale.
(2)	Excludes forward starting swaps.
(3)
Includes repurchase agreements, Convertible Senior Notes, securitized debt, loan participation and mortgages payable. Securitized debt, loan participation and mortgages payable are non-recourse to the Company.

(4)	Represents the Company’s annualized economic net interest income, inclusive of interest expense on interest rate swaps, divided by its average interest-earning assets.
(5)	Average interest earning assets reflects the average amortized cost of our investments during the period.
(6)	Includes interest expense on interest rate swaps.

The following table presents a reconciliation between GAAP net income and Core earnings for the quarters ended September 30, 2014, June 30, 2014, and September 30, 2013:

	For the quarters ended
	September 30, 2014	June 30, 2014	September 30, 2013
	(dollars in thousands)
GAAP net income (loss)	$354,856	$(335,512)	$192,458
Realized (gains) losses on termination of interest rate swaps	-	772,491	36,658
Unrealized (gains) losses on interest rate swaps	(98,593)	(175,062)	(6,343)
Net (gains) losses on disposal of investments	(4,693)	(5,893)	(43,602)
Net (gains) losses on trading assets	(4,676)	46,489	96,022
Net unrealized (gains) losses on interest-only Agency mortgage-backed securities	37,944	(2,085)	7,099
Other non-recurring loss (1)	23,783	-	-
Core earnings	$308,621	$300,428	$282,292

GAAP net income (loss) per average common share	$0.36	$(0.37)	$0.18
Core earnings per average common share	$0.31	$0.30	$0.28

(1)
Represents a one-time payment made by FIDAC to Chimera Investment Corp. (Chimera) to resolve issues raised in derivative demand letters sent to Chimera’s board of directors. This amount is a component of Other income (loss) in the Company’s Consolidated Statements of Comprehensive Income (Loss).

The following table presents the components of the Company’s interest income and interest expense for the quarters ended September 30, 2014, June 30, 2014, and September 30, 2013:

	For the quarters ended
	September 30,	June 30,	September 30,
	2014	2014	2013
	(dollars in thousands)

Interest income:
Investment Securities	$606,331	$640,287	$657,786
Commercial investment portfolio(1)	38,113	43,325	27,338
U.S. Treasury securities	-	-	7,718
Securities loaned	-	-	1,787
Reverse repurchase agreements	135	271	2,461
Other	61	79	70
Total interest income	644,640	683,962	697,160
Interest expense:
Repurchase agreements	102,750	103,773	120,123
Convertible Senior Notes	22,376	20,319	17,092
U.S. Treasury securities sold, not yet purchased	-	-	6,688
Securities borrowed	-	-	1,405
Securitized debt of consolidated VIE	1,780	1,853	-
Participation sold	163	162	168
Total interest expense	127,069	126,107	145,476
Net interest income	$517,571	$557,855	$551,684

(1)	Consists of commercial real estate debt and preferred equity and corporate debt.

Dividend Declarations

Common dividends declared for the quarters ended September 30, 2014, June 30, 2014, and September 30, 2013 were $0.30, $0.30, and $0.35 per common share, respectively.  The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP net income. Taxable earnings and GAAP net income will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, non-deductible general and administrative expenses and other GAAP to tax differences. The annualized dividend yield on the Company’s common stock for the quarter ended September 30, 2014, based on the September 30, 2014 closing price of $10.68, was 11.24%, compared to 10.50% for the quarter ended June 30, 2014, and 12.09% for the quarter ended September 30, 2013.

Other Information

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its investments. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website in the Investor Relations section under “Quarterly Supplemental Information”.

Conference Call

The Company will hold the third quarter 2014 earnings conference call on November 6, 2014 at 10:00 a.m. Eastern Time.  The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls.  The conference passcode is 7019208.  There will also be an audio webcast of the call on www.annaly.com.  The replay of the call is available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10054796. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow the commercial mortgage business; credit risks related to our investments in commercial real estate assets and corporate debt; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with the businesses of our subsidiaries, including the investment advisory business of a wholly-owned subsidiary and the broker-dealer business of a wholly-owned subsidiary. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013 (1)	2013
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS

Cash and cash equivalents	$1,178,621	$1,320,666	$924,197	$552,436	$1,122,722
Reverse repurchase agreements	-	-	444,375	100,000	31,074
Securities borrowed	-	-	513,500	2,582,893	3,439,954
Investments, at fair value:
U.S. Treasury securities	-	-	-	1,117,915	2,459,617
Agency mortgage-backed securities	81,462,387	81,055,337	75,350,388	70,388,949	79,902,834
Agency debentures	1,334,181	1,348,727	2,408,259	2,969,885	3,128,853
Investment in affiliates	136,748	143,495	137,647	139,447	136,748
Commercial real estate debt and preferred equity (2)	1,554,958	1,586,169	1,640,206	1,583,969	1,227,182
Investments in commercial real estate	73,827	74,355	40,313	60,132	60,424
Corporate debt, held for investment	144,451	151,344	145,394	117,687	75,988
Receivable for investments sold	855,161	856,983	19,116	1,193,730	934,964
Accrued interest and dividends receivable	287,231	283,423	276,007	273,079	297,161
Receivable for investment advisory income	8,369	6,380	6,498	6,839	10,055
Intangible for customer relationships	-	-	-	-	4,572
Goodwill	94,781	94,781	94,781	94,781	103,245
Interest rate swaps, at fair value	198,066	170,604	340,890	559,044	360,373
Other derivatives, at fair value	19,407	7,938	40,105	146,725	85,180
Other assets	39,798	50,743	33,101	34,949	52,211

Total assets	$87,387,986	$87,150,945	$82,414,777	$81,922,460	$93,433,157

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury securities sold, not yet purchased, at fair value	$-	$-	$-	$1,918,394	$2,403,524
Repurchase agreements	69,610,722	70,372,218	64,543,949	61,781,001	69,211,309
Securities loaned	7	7	513,510	2,527,668	3,299,090
Payable for investments purchased	2,153,789	781,227	1,898,507	764,131	2,546,467
Convertible Senior Notes	836,625	831,167	827,486	825,262	824,512
Securitized debt of consolidated VIE	260,700	260,700	260,700	-	-
Mortgages payable	42,635	30,316	19,317	19,332	19,346
Participation sold	13,768	13,866	13,963	14,065	14,164
Accrued interest payable	180,345	157,782	170,644	160,921	162,755
Dividends payable	284,278	284,261	284,247	284,230	331,557
Interest rate swaps, at fair value	857,658	928,789	1,272,616	1,141,828	1,504,258
Other derivatives, at fair value	-	6,533	6,045	55,518	125,468
Accounts payable and other liabilities	36,511	35,160	39,081	25,055	44,983

Total liabilities	74,277,038	73,702,026	69,850,065	69,517,405	80,487,433

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000 authorized, issued and outstanding	445,457	445,457	445,457	445,457	445,457
Common stock, par value $0.01 per share, 1,956,937,500 authorized, 947,540,823, 947,488,945, 947,432,862, 947,304,761 and 947,483,487 issued and outstanding, respectively	9,476	9,475	9,475	9,474	9,473
Additional paid-in capital	14,781,308	14,776,302	14,770,553	14,765,761	14,759,738
Accumulated other comprehensive income (loss)	(967,820)	(572,256)	(2,088,479)	(2,748,933)	(1,454,790)
Accumulated deficit	(1,625,075)	(1,677,661)	(1,039,896)	(534,306)	(1,281,756)

Total stockholders’ equity	13,110,948	13,448,919	12,564,712	12,405,055	12,945,724

Total liabilities and stockholders’ equity	$87,387,986	$87,150,945	$82,414,777	$81,922,460	$93,433,157

(1)	Derived from the audited consolidated financial statements at December 31, 2013.
(2)	Includes senior securitized mortgages of consolidated VIE with a carrying value of $398.4 million at September 30, 2014.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Net interest income:
Interest income	$644,640	$683,962	$655,901	$771,249	$697,160
Interest expense	127,069	126,107	124,971	137,393	145,476
Net interest income	517,571	557,855	530,930	633,856	551,684

Other income (loss):
Realized gains (losses) on interest rate swaps(1)	(169,083)	(220,934)	(260,435)	(242,182)	(227,909)
Realized gains (losses) on termination of interest rate swaps	-	(772,491)	(6,842)	(13,177)	(36,658)
Unrealized gains (losses) on interest rate swaps	98,593	175,062	(348,942)	561,101	6,343
Subtotal	(70,490)	(818,363)	(616,219)	305,742	(258,224)
Investment advisory income	8,253	6,109	6,123	8,490	9,558
Net gains (losses) on disposal of investments	4,693	5,893	79,710	28,602	43,602
Dividend income from affiliates	4,048	4,048	13,045	4,048	4,048
Net gains (losses) on trading assets	4,676	(46,489)	(146,228)	41,936	(96,022)
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	(37,944)	2,085	(20,793)	60,181	(7,099)
Other income (loss)	(22,249)	4,687	1,460	3,945	4,212
Subtotal	(38,523)	(23,667)	(66,683)	147,202	(41,701)
Total other income (loss)	(109,013)	(842,030)	(682,902)	452,944	(299,925)

General and administrative expenses:
Compensation and management fee	39,028	39,277	38,521	43,385	41,774
Other general and administrative expenses	12,289	12,912	8,857	12,909	16,970
Total general and administrative expenses	51,317	52,189	47,378	56,294	58,744

Income (loss) before income taxes	357,241	(336,364)	(199,350)	1,030,506	193,015

Income taxes	2,385	(852)	4,001	1,757	557

Net income (loss)	354,856	(335,512)	(203,351)	1,028,749	192,458

Dividends on preferred stock	17,992	17,992	17,992	17,992	17,992

Net income (loss) available (related) to common stockholders	$336,864	$(353,504)	$(221,343)	$1,010,757	$174,466

Net income (loss) per share available (related) to common stockholders:
Basic	$0.36	$(0.37)	$(0.23)	$1.07	$0.18
Diluted	$0.35	$(0.37)	$(0.23)	$1.03	$0.18

Weighted average number of common shares outstanding:
Basic	947,565,432	947,515,127	947,458,813	947,386,060	947,303,205
Diluted	987,315,527	947,515,127	947,458,813	995,625,622	955,690,471

Net income (loss)	$354,856	$(335,512)	$(203,351)	$1,028,749	$192,458
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(390,871)	1,522,126	741,172	(1,244,500)	(121,942)
Reclassification adjustment for net (gains) losses included in net income (loss)	(4,693)	(5,903)	(80,718)	(49,643)	(43,602)
Other comprehensive income (loss)	(395,564)	1,516,223	660,454	(1,294,143)	(165,544)
Comprehensive income (loss)	$(40,708)	$1,180,711	$457,103	$(265,394)	$26,914

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except per share data)
(Unaudited)

	For the nine months ended
	September 30,	September 30,
	2014	2013
Net interest income:
Interest income	$1,984,503	$2,147,313
Interest expense	378,147	487,321
Net interest income	1,606,356	1,659,992

Other income (loss):
Realized gains (losses) on interest rate swaps(1)	(650,452)	(666,112)
Realized gains (losses) on termination of interest rate swaps	(779,333)	(88,685)
Unrealized gains (losses) on interest rate swaps	(75,287)	1,441,099
Subtotal	(1,505,072)	686,302
Investment advisory income	20,485	35,153
Net gains (losses) on disposal of investments	90,296	374,443
Dividend income from affiliates	21,141	14,527
Net gains (losses) on trading assets	(188,041)	(40,427)
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	(56,652)	184,549
Impairment of goodwill	-	(23,987)
Loss on previously held equity interest in CreXus	-	(18,896)
Other income (loss)	(16,102)	11,536
Subtotal	(128,873)	536,898
Total other income (loss)	(1,633,945)	1,223,200

General and administrative expenses:
Compensation and management fee	116,826	123,981
Other general and administrative expenses	34,058	51,806
Total general and administrative expenses	150,884	175,787

Income (loss) before income taxes	(178,473)	2,707,405

Income taxes	5,534	6,456

Net income (loss)	(184,007)	2,700,949

Dividends on preferred stock	53,976	53,976

Net income (loss) available (related) to common stockholders	$(237,983)	$2,646,973

Net income (loss) per share available (related) to common stockholders:
Basic	$(0.25)	$2.79
Diluted	$(0.25)	$2.69

Weighted average number of common shares outstanding:
Basic	947,513,514	947,321,691
Diluted	947,513,514	995,319,670

Net income (loss)	$(184,007)	$2,700,949
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	1,872,427	(4,133,589)
Reclassification adjustment for net (gains) losses included in net income (loss)	(91,314)	(374,443)
Other comprehensive income (loss)	1,781,113	(4,508,032)
Comprehensive income (loss)	$1,597,106	$(1,807,083)

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).